Working Capital Borrowing Contract

Contract No.: 2011 Jian Quan shi Dai Zi No.12

Borrower (“Party A”): Shishi Feiying Plastic Co., Ltd

Domicile (Address): Longshan Development Zone, Ganjiang Town, Shishi City

Postal Code: 362700

Legal Representative: Wu Licong

Tel:   88682818     Fax: 88682828_________________

Lender(“Party B”): China Construction Bank Shishi Branch

Domicile (Address): Gonghang Building, Baqi Road, Shishi City  Postal Code: 362700

Person Responsible: ChenFangxing

Tel:  0595-88595137     Fax:__0595-88595137_______________

Whereas, Party A applies to Party B for a borrowing, and Party B agrees to issue the loan to Party A. Therefore, this Contract is entered into by and between Party A and Party B in accordance with applicable laws, regulations and rules through negotiation for common compliance.

Article 1	Borrowed Amount
Party A will borrow RMB Ten Million (in words) from Party B.

Article 2	Use of Borrowing
Party A shall apply the borrowing to its working capitals.
Please refer to Attachment 1 about use of borrowing and repayment under this contract.

Article 3	Term of Borrowing
The term of borrowing hereunder shall be twelve months from January 4, 2011 to January 4, 2011.
If the commencement date and ending date of the borrowing hereunder are inconsistent with those on the loan dump voucher (borrowing IOU, the same below), the actual issuance date as recorded on the first-issuance loan dump voucher shall prevail, and the due date of the borrowing as set forth in the first paragraph of this Article shall be adjusted accordingly.
The loan dump voucher, being an integral part of this Contract, shall have the same force and effect with this Contract.

Article 4	Loan Rate, Penalty Rate, Interest Accruals, Interests Settlement
I.	Loan Rate
The loan rate hereunder is an annual rate as specified in  (II)  below:

(I)	Fixed rate, i.e., %, which will remain unchanged during the term of borrowing;
(II)	Fixed rate, i.e., down (“up” or “down”) by 10 % from prime rate of the Interests Commencement Date, which will remain unchanged during the term of borrowing;
(III)
Floating rate, i.e.,    (“up” or “down”) by   % from prime rate of the Interests Commencement Date, which will be adjusted according to the prime rate of the date when the rate is adjusted (“Rate Adjustment Date”) and the above up/down rate every   month from the Interests Commencement Date to the date when the borrowing hereunder is repaid in full. The Rate Adjustment Date, corresponding to the Interests Commencement Date, shall be the date in the month in which the rate is adjusted. If there is no such date in the month corresponding such Interests Commencement Date, the final day of such month shall be treated as the Rate Adjustment Date.

(IV)	_______________

II.	Penalty Rate

(I)
If Party A fails to use the loan pursuant to this Contract, the penalty rate will be increased by 100% based on the loan rate. If the loan rate is adjusted according to (III) of I of this Article, the penalty rate will be adjusted according to the adjusted loan rate and the above increase.

(II)
The penalty rate is increased by 50% based on the loan rate for the overdue repayment. If the loan rate is adjusted according to (III) of I of this Article, the penalty rate will be adjusted according to the adjusted loan rate and the above increase.

(III)	In the event of simultaneous overdue repayment and misappropriation, the penalties and compound interests shall be added according to the above rates, whichever is higher.

III.	The “Interests Commencement Date” as mentioned in this Article shall mean the date when the initial loan hereunder is transferred to the account as designated by Party A.

For issuance of the initial loan hereunder, the prime rate shall mean the loan rate at the same level in the same period as published by the People's Bank of China on the Interests Commencement Date. Thereafter, if the loan rate is adjusted subject to the preceding provisions, the prime rate shall mean the loan rate at the same level in the same period as published by the People's Bank of China on the date when such loan rate is adjusted. If the People's Bank of China does not publish the loan rate at the same level in the same period any longer, the prime rate shall mean the loan rate at the same level in the same period as generally accepted or acknowledged by the banks on the date when the loan rate is adjusted, unless otherwise as agreed by the parties hereto.

IV.
The loan interests will be added from the date when the loan is transferred to the account as designated by Party A. The loan interests hereunder will be added on a daily basis at the daily rate equaling to annual rate/360. If Party A fails to pay the interest accruals on the Interests Commencement Date as specified in this Contract, the compound interests will be added from the day following such Interests Commencement Date.

V.	Interests Settlement
(I)
If the loan is granted at a fixed rate, the interest accruals will be added according to the rate as agreed by the parties when such interest accruals are settled. If the loan is granted at the floating rates, the interest accruals will be added according to a floating rate determined for a certain period; and if there is more than one floating rate in a single interest settlement period, it is required to figure out the interest accruals of each floating period in the first instances, and then to count the sum of interest accruals of all floating periods in such single interest settlement period on the Interests Commencement Date.

(II)	The loan hereunder will be added interest accruals according to the method as specified in I below:

i.           Monthly interests settlement: The Interests Settlement Date shall be the 20th day of each month;
ii.          Quarterly interests settlement: The Interests Settlement Date shall be the 20th day of the final month of each quarter;
iii.         Other methods Not Applicable.

Article 5	Issuance and Drawing of Borrowing
I.	Precedent Conditions for Issuance of Borrowing
Unless otherwise waived by Party B in whole or part, Party B shall be obligated to issue the borrowing provided that the following precedent conditions are satisfied:

(I)	Party A has obtained and/or completed approvals, registration, delivery, insurance and other legal formalities in relation to the loan hereunder.

(II)	If a guarantee is created in favor of this Contract, such guarantee meeting Party B's requirements has come into effect and will keep effective all the times.

(III)	Party A has opened an account to be used for drawing and repaying the loan at the request of Party B.

(IV)	Party A has not caused any breach as specified in this Contract, nor met any circumstance as specified in this Contract that may endanger the claims of Party B.
(V)	Party B is not prohibited or limited from issuing the borrowing hereunder by laws, administrative regulations, rules or competent authorities.
(VI)	The borrower should abide by the agreed financial indicators of attachment 2.

II.	Plan of Use (“Use Plan”)
Please refer to Article 20 hereof.

The Use Plan is according to the method as specified in III below:
(I)	Use Plan as below:

/   (month)   /   (date)  /    (year),     /    (amount)
/   (month)   /   (date)  /    (year),     /    (amount)
/   (month)   /   (date)  /    (year),     /    (amount)
/   (month)   /   (date)  /    (year),     /    (amount)

(II)	Use Plan as below

/  (month)  /  (date)  /  (year) - /  (month)  /  (date)   / (year) , /    (amount)
/  (month)  /  (date)  /  (year) - /  (month)  /  (date)   / (year) , /    (amount)

(III)	At any time as need

(IV)	_______________________

III.
Party A shall use the loan subject to the Use Plan as specified in II above. Unless otherwise agreed by Party B in writing, Party A shall not get in advance, delay, divide or cancel the drawing in any way.

IV.	If Party A use the loan by installment, the expiry date of the term of borrowing shall be determined subject to Article 3 hereof.

Article 6	Repayment
I.	Principles of Repayment
Party A shall repay the borrowing hereunder subject to the following principles:

Party B shall be entitled to apply the repayment of Party A to satisfy all fees that have been advanced by Party B but shall be borne by Party A pursuant to this Contract, and the fees used for getting the claims by Party B. And the remaining shall be used for paying the interest accruals in the first instance, and then the principals. However, if the due principals are not repaid for more than 90 days, or if the due interest accruals are not paid for more than 90 days, or if the loan as otherwise provided by laws, regulations or rules is not repaid, Party A shall repay the principals in the first instance, and then pay the interest accruals thereon after paying the above fees.

II.	Payment of Interest Accruals

Party A shall pay to Party B the due interest accruals on the Interests Settlement Date. The first interests payment date shall be the first Interests Settlement Date upon the issuance of the borrowing, and all the interest accruals shall be paid in full when the final installment of the borrowing is repaid.

III.	Principals Repayment Schedule
The borrower shall repay the loan in the contract according to the following (I) means:
(I) January  (month) 4  (Date)  2012  (Year), Ten million  (amount)
__________(month) ___(Date) ________(Year), ____________(amount)
__________(month) ___(Date) ________(Year), ____________(amount)

(II) ______________

IV.	Repayment Method

Party A shall deposit money enough to repay the due borrowing for self-transfer repayment into the account opened with Party B before the due repayment date as specified in this Contract, and Party B shall be entitled to take the due amount from such account, or from other accounts of Party B that may be transferred for the repayment on the due repayment date as specified in this Contract.

V.	Advance Repayment
Party A may repay the principals in whole or part in advance upon consents of Party B by sending a written application to Party B thirty working days in advance.

If Party A repays the principals in advance, the interest accruals thereon shall be added according to number of actual days of the use of borrowing and the loan rate as specified in this Contract.

If Party B agrees on the advance repayment made by Party A, it shall be entitled to get compensations from Party A, which will be determined subject to the method as specified in i below:

i.	Compensations = Principals repaid in advance x number of advance months x 1‰. In the event of less than one month, one month shall prevail for the purpose of such compensations.

ii.	Not Applicable.

If Party A makes repayments by installment, and if it makes advance repayment in part, it shall repay the borrowing in reverse order as specified in the repayment schedule. Upon advance repayment, the loan rate hereunder shall be applicable to the outstanding borrowing.

Article 7	Rights and Obligations of Party A

I.	Rights of Party A

(I)	Party A shall be entitled to request Party B to issue the borrowing subject to this Contract.

(II)	Party A shall be entitled to use the borrowing subject to this Contract.

(III)	Party A shall be entitled to apply to Party B for extension of the borrowing provided that requirements of Party B have been satisfied.

(IV)
Party A shall be entitled to request Party B to keep confidential relevant financial information and trade secrets concerning the production and operation as provided by Party A, unless otherwise as provided by laws and regulations, or as required by competent authorities, or as agreed by the parties hereto.

(V)
Party A shall be entitled to reject any bribes as requested by Party B and its work personnel, and to report to competent authorities any such request or violation of laws and regulations concerning applicable credit loan rate and service charges by Party B.

II.	Obligations of Party A

(I)	Party A shall draw the borrowing and pay the principals and interest accruals thereon in full subject to this Contract, as well as bear all applicable fees hereunder.

(II)
Party A shall provide all information concerning its finance and accounting, production and operation at the request of Party B, including but not limited to providing Party B with its balance sheets, profit and loss statements (income and expenditure statements in the event of a public institution) as at the end of the immediately preceding quarter within the first twenty working days in the beginning of the first month of each quarter, as well as providing its cash flow statements of the year at the end of such year in a timely manner. Furthermore, Party A shall ensure that all the information provided by it is lawful, true, complete, accurate and valid, free of false information, or without concealing material operating and financial matters.

(III)
If Party A changes or replaces its name, legal representative (responsible officer), registered address, scope of business, registered capitals or articles of association by completing any such change and/or replacement in the registration with the Administration for Industry and Commerce, it shall send a written notice to Party B together with the information concerning such change or replacement within five working days upon occurrence of any such change or replacement.

(IV)
Party A shall use the borrowing according to this Contract other than engaging in any transactions in violation of laws and rules by embezzling, misusing or misappropriating the borrowing; meanwhile, it shall coordinate and accept the inspection and monitoring by Party B over its production, operation, financial activities and use of borrowing hereunder. And it shall not avoid its obligations owed to Party B by taking out capitals, transferring assets or taking advantage of related transactions, nor make banking discount or create charges for getting capitals or credits from a bank by taking advantage of false contracts with its related parties, or receivable notes and receivables lack of actual transactions.

(V)	Party A shall comply with applicable environment protection regulations of the PRC if it conducts manufacture and engineering construction by using the borrowing hereunder.

(VI)
Before paying the principals and interest accruals thereon to Party B, Party A shall not create a guarantee in favor of a third party on the assets created by using the borrowing hereunder without prior consents of Party B.

(VII)
If Party A is a group company, it shall report to Party B its related transactions accounting for more than 10% of its net assets in a timely manner, including (i) related relationships among trading parties; (ii) trading projects and nature; (iii) trading amount or corresponding proportions; (iv) pricing policies (including transactions lack of consideration or nominal transactions).

(VIII)
If the loan hereunder is issued as the fixed-asset loan or project loan, Party A shall ensure that (i) the proposed project has been obtained with approvals of relevant government authorities and will not violate any laws and regulations, (ii) capitals or other raisings will be contributed in full subject to the specified deadline and proportions, and (iii) the project will be completed according to the schedule.

Article 8	Rights and Obligations of Party B

I.
Party B shall be entitled to request Party A to pay the principals, interest accruals thereon and fees therefrom as scheduled, and to exercise other rights hereunder, and to request Party A to perform other obligations hereunder.

II.	Party B shall issue the loan subject to this Contract, unless otherwise delayed for the reasons attributed to Party A or other reasons not attributed to Party B.

III.
Party B shall keep confidential relevant financial information and trade secrets concerning the production and operation as provided by Party A, unless otherwise as provided by laws and regulations, or as required by competent authorities, or as agreed by the parties hereto.

IV.	Party B shall not bring, nor get or accept any bribe to and from Party A and its work personnel.

V.	Party B shall not create any bad faith that may damage the legal benefits of Party A.

Article 9	Breaching Liability, Remedies in the event of circumstances that may endanger Party B's claims

I.	Breach by and Breaching Liability of Party B

(I)	Party A may request Party B to continue to issue the loan subject to this Contract provided that Party B fails to issue the loan subject to this Contract without any justified reasons.

(II)
In the event Party B charges any interest accruals and fees from Party A by violating laws, regulations or limitations of the PRC, Party A shall be entitled to request Party B to refund any such interest accruals and fees.

II.	Breach by Party A

(I)	Party A has breached any provision hereof, or any of its legal obligations.

(II)	Party A will not perform any of its obligations hereunder by express or through other acts.

III.	Circumstances that may endanger Party B's claims

(I)
Party B may consider that its claims are endangered under any of the following circumstances in relation to Party A: contracting, trusts (take-over), release, shareholding reforms, reduction of registered capitals, investments, joint operation, consolidation, merger, acquisition and restructuring, division, joint venture, petition (or being petitioned) for shut-down for reorganization, dissolution, cancellation and/or bankruptcy, replacement of controlling shareholders/actual controllers, transfer of material assets, suspension of production, out-of-business, penalties in high amount by competent authorities, cancellation of registration, withdrawal of business license, involvement in material legal disputes, material difficulty in manufacture and operation, or  worse conditions of finance, incapability of performing their duties by legal representative or main responsible officer.

(II)
Party B may consider that its claims hereunder are endangered under any of the following circumstances: Party A fails to perform other due obligations (including the obligations due and payable to all institutions of China Construction Bank or other third parties); or it transfers its properties in a low price or without any consideration, or reduces or releases the obligations of a third party; or it fails to exercise its credit rights or other rights, or grants a guarantee in favor of a third party.

(III)
Party A's shareholders avoid the obligations by abusing the independent standing of the legal person or the limited liability of shareholders, according to which Party B considers that its claims hereunder are endangered.

(IV)	Any of the precedent conditions hereunder for issuance of the borrowing has not been satisfied at any time.

(V)	Party B may consider that its claims hereunder are endangered under any of the following circumstances of the guarantor:

i.	The guarantor has breached any provision hereof, or any of its statements and warranties is false, wrong or missing.

ii.
The guarantor has met any of the followings: contracting, trust (take-over), release, shareholding reforms, reduction of registered capitals, investments, joint operation, consolidation, merger, acquisition and restructuring, division, joint venture, petition (or being petitioned) for shut-down for reorganization, dissolution, cancellation and/or bankruptcy, replacement of controlling shareholders/actual controllers, transfer of material assets, suspension of production, out-of-business, penalties in high amount by competent authorities, cancellation of registration, withdrawal of business license, involvement in material legal disputes, material difficulty in manufacture and operation, or  worse conditions of finance, incapability of performing their duties by legal representative or main responsible officer that may affect its guarantee capability.

iii.	Other circumstances in which the guarantor loses or may lose its guarantee capability.

(VI)	Party B may consider that its claims hereunder are endangered if the mortgage and/or pledge meets any of the following circumstances:

i.
The mortgaged and/or pledged properties are damaged or lost, or their values are reduced by virtue of acts of a third party, or expropriation, forfeit, confiscation, withdrawal without any consideration and/or removal by the State, or changes of marketing conditions or any other reasons.

ii.
The mortgaged and/or pledged properties are sealed, detained, frozen, deducted or created with a lien, or under the monitoring of administrative authorities, or under disputes concerning the titles of the same.

iii.	The mortgagor and/or pledger have breached any provision of the mortgage and/or pledge contract, or any of their statements and warranties is false, wrong or missing.

iv.	Other circumstances that may endanger the mortgage or pledge rights of Party B.

(VII)
The guarantee is not created, does not come into effect, becomes null and void, or is cancelled or rescinded, or the guarantor breaches this Contract or will not perform its guarantee liability through its express acts, or the guarantor loses its guarantee capability in part or whole, or the value of collaterals is reduced, according to which Party B considers that its claims hereunder are endangered; or

(VIII)	Other circumstances in which Party B considers that its claims hereunder may be endangered.

IV.	Remedies by Party B

Under any of the circumstances as specified in II or III of this Article, Party B shall be entitled to exercise one or more of the rights as follows:

(I)	Cease the issuance of loan;

(II)	Declare the loan to become due with immediate effect, and request Party A to immediately pay all due and undue principals, interest accruals thereon and fees therefrom under this Contract;

(III)
Party B shall be entitled to request Party A to pay liquidated damages at 0.1 % of the borrowed amount that has not been used pursuant to this Contract, and reject any borrowing that has not been issued to Party A, provided always that, Party A fails to use the borrowing pursuant to this Contract.

(IV)
Charge interest accruals and compound interests at the penalty rate and according to the interests settlement methods as specified in this Contract for the borrowing misappropriated by Party A from the date when the loan is not used pursuant to this Contract, to the date when all principals and interest accruals thereon have been paid in full, provided always that, Party A fails to use the borrowing pursuant to this Contract;

(V)
In the event of overdue repayment, charge interest accruals and compound interests at the Penalty Rate and according to the interests settlement methods as specified in this Contract for the principals and interest accruals thereon that have not been paid by Party A as scheduled (including such principals and interest accruals thereon as are declared by Party B to become due earlier in whole or part), from the date of such overdue repayment, to the date when all principals and interest accruals thereon have been paid in full. “Overdue Repayment” shall mean that Party A fails to repay the borrowing as scheduled or repays the principals by going beyond the repayment schedule for each installment.

Before the borrowing becomes due, the interest accruals unpaid by Party A shall be added compound interests at the loan rate and according to the interests settlement method as specified in this Contract.

(VI)	Other remedies, including but not limited to:

i.	Take applicable amount in RMB or other currencies from accounts of Party A opened with China Construction Bank, without any further advance notice to Party A;

ii.	Exercise its rights on the guarantees;

iii.	Request Party A to provide new guarantees conforming to Party B's requirements for all of its obligations hereunder;

iv.	Terminate this Contract.

Article 10	Miscellaneous

I.	Bearing of Fees

Party A shall pay for legal services, insurance, appraisals, evaluation, registration, safekeeping, identification, public notary and other fees in relation to this Contract and the guarantees hereunder, unless otherwise as agreed by the parties hereto.

Party A shall pay for all of Party B's out-of-pockets for getting its claims (including but not limited to court fees, arbitration fees, property preservation fees, travel expenses, execution fees, appraisal fees, auction fees, public notary fees, service fees, publicity fees, and attorney fees).

II.	Use of Party A's Information

Party A accepts and acknowledges that (i) Party B may search Party A's credit standing information in the credit database established upon approval of the People's Bank of China and the competent credit standing departments or via relevant entities or departments, and (ii) Party B may provide Party A's credit standing information to such credit database established upon approval of the People's Bank of China and the competent credit standing departments. Meanwhile, Party A agrees that Party B may reasonably use and disclose Party A's information as well based on its business.

III.	Collection by Announcement

If Party A defaults in paying the borrowed principals and interest accruals thereon or has other breaches, Party B shall be entitled to report to relevant departments or entities, and to announce the collection via news medias.

IV.	Validity of Evidences of Party B's Records

Except for reliable and affirmative contrary evidences, Party B's internal accounting records in relation to the principals, interest accruals thereon, fees therefrom and repayment records, documents and vouchers in relation to drawing, repayment, payment of interest accruals by Party A but produced or kept by Party B, collection records and vouchers of Party B, shall constitute effective and affirmative evidences for the obligations and claims between the parties hereto. And Party A shall not have any objection only based on the facts that the above records, documents and vouchers are produced or kept by Party B unilaterally.

V.	Reservation of Rights

Party B's rights under this Contract shall be without any prejudice to any of its other rights as provided in laws, regulations and other contracts. Any tolerance, grace, favor to any breach, delay, or any extension for exercise of its rights hereunder shall not be deemed to waive any rights or benefits hereunder, nor to acknowledge or accept any breach of this Contract, nor affect, prevent or hinder any further exercise of such rights or exercise of any other rights, nor cause Party B to bear obligations or liabilities to Party A.

VI.
If Party A bears other due obligations to Party B in addition to the obligations hereunder, Party B shall be entitled to take any amount in RMB or other currencies from the accounts of Party A opened with China Construction Bank for paying any due obligations in the first instance, to which Party A has agreed to have no objection.

VII.	Party A shall promptly notify Party B in writing of its changed mailing address or contact details, and shall bear the losses arising out of its failure to send the above notice in a timely manner.

VIII.	Drawing of Payables

As for all the payables by Party A under this Contract, Party B shall be entitled to draw corresponding money in RMB or other currencies from Party A's accounts opened with China Construction Bank without any further prior notice to Party A. If foreign exchange settlement or purchase-and-sale of foreign exchanges is required, Party A shall be obligated to assist Party B to complete the same at the exchange rate risks of Party A.

IX.	Conditions for Effectiveness

This Contract comes into effect after it is signed, or affixed with common seal, by Party A's legal representative (responsible officer) or authorized agent, and signed, or affixed with common seal, by Party B's responsible officer or authorized agent.

X.
Party A represents that it has not conducted any activity or met any circumstance in violation of any laws, regulations and rules concerning environmental protection, energy savings or emission reduction, pollution reduction as at the execution of this Contract, and undertakes to strictly comply with such laws, regulations and rules after this Contract is signed. If any of the above representations is false or if any of the above undertakings is not performed, or if Party A may meet energy consumption or pollution risks, Party B shall be entitled to cease its credits to Party A (including but not limited to rejecting in issuing the loan, providing finances, opening L/G or L/C or bank acceptance drafts), or to declare the loaned principals and interest accruals thereon (including but not limited to loans, finances, advances that have been or may be made) to become due earlier, or to take other remedial measures as provided in this Contract or laws.

Article 11	Other Provisions

The claims hereunder shall be guaranteed subject to the Maximum Guarantee Contract (2009 Jian Quan Shi Gao Bao Zi No. 28) and Maximum Guarantee Contract（2010 Jian Quan Shi Gao Bao Zi No. 12）.

Article 12	Representations

I.	Party A has clearly known and understood the scope of business, and authorized powers, of Party B.

II.
Party A has already read all the terms of this Contract. Meanwhile, Party B has made interpretation for certain terms of this Contract at the request of Party A. And Party A has known well and understood the meanings of, and legal consequences that may arise from, the terms of this Contract.

III.
Execution of this Contract and performance of its obligations hereunder by Party A meet laws, administrative regulations, rules or its articles of association or internal organization documents, and have been obtained with approvals from its internal authorized department and/or competent authorities of the State.

Party A (common seal): Shishi Feiying Plastic Co., Ltd.	Party B (common seal): China Construction Bank Shishi Branch

Signed by Legal Representative (Responsible Officer) or Authorized Agent: Wu Licong	Signed by Responsible Officer or Authorized Agent: Chen Yixin

January 4, 2010	January 4, 2010

Attachment

Financial indicator restriction terms

The financial indicators of the company should satisfy the conditions below, Within the period limitation, Liability/ Assets ratio is no more than 50%; current ratio is no less than 1.4; the balance of contingent liability is no more than RMB 60 million; contingent liability ratio is no more than 30%; the total of long-term investment should be less than 30% of net assets.

Maximum Mortgage Contract

China Construction Bank Fujian Branch

This Maximum Mortgage Contract (“Contract”) is entered into by and between:

Mortgagor (“Party A”): please refer to Article 14 hereof
Mortgagee (“Party B”): please refer to Article 14 hereof

Article 1	Collaterals
I.	Party A will create mortgages on the properties listed in the Collaterals List as attached hereto.
II.
After new ownership or other title certificates (certifications) are issued for the Collaterals, any discrepancy between the Collaterals List or other title (mortgage) certificates or mortgage certification documents accepted by Party B, and such new title certificates (certifications) or relevant records on the register of registration authority, shall not procure Party A to reject bearing the guarantee liability.

III.
Unless otherwise as agreed by the parties or provided in laws, any new additions on the Collaterals due to any accessories, mixing, processing and improvement shall be applied to guarantee Party B's claims as well, and Party A shall complete necessary mortgage registration at the request of Party B.

IV.	If Party B's claims are adversely impacted because the values of the Collaterals have been or may be reduced, Party A shall provide new guarantees at the request of Party B.

Article 2	Guaranteed Scope and Maximum Claims
I.
The Maximum Mortgage covers all the obligations under the principal contracts, including but not limited to all the principals, interests accruals (including compound interests and penalties), liquidated damages, damages, other payables to Party B by the debtor (including but not limited to relevant service fees, telecommunication fees and incidental expenses advanced by Party B, relevant banking service fees under L/C rejected by the beneficiary), the fees arising out of realization of claims and guarantees by Party B (including but not limited to court fees, arbitration fees, property preservation fees, travel expenses, enforcement fees, appraisal fees, auction fees, service fees, announcement fees, attorney's fees, etc.)

II.	Please refer to Article 15 hereof.
III.
Loans, advances, interest accruals, fees or Party B's other claims under the principal contracts shall be governed by the Maximum Mortgage hereunder, irrespective of whether their actual creation goes beyond the Period for Determining Claims (defined below). The due date of obligations under the principal contracts shall not be limited by expiry date of the Period for Determining Claims.

Article 3	Registration of Collaterals
The parties hereto shall complete the mortgage registration with appropriate registration department within five business days after this Contract is signed. Party A shall submit to Party B the originals of other title certificates of Collaterals, mortgage registration documents, and other title certificates before the mortgage registration is completed.

Article 4	Modifications to Principal Contracts

I.
Party A agrees that it is not required to inform it if Party B and the debtor sign principal contracts or make any modification to the same (including but not limited to extension of performance of obligations or additions to the principals). And Party A shall still bear the guarantee liability under the Maximum Mortgage and the guaranteed scope hereunder as before.

II.	Replacement of Parties
Party A's guarantee liability hereunder shall not be reduced or released under any of the following circumstances:
(I)	Party B or the debtor conducts restructuring, consolidation, merger and/or division, or increases or reduces capitals, or conducts joint venture, joint operation, or changes its name;
(II)	Party B entrusts a third party to perform its obligations under the principal contracts.
III.
If the claims under the principal contracts are transferred to a third party, the guarantees hereunder shall be transferred as well. In such case, Party A shall assist Party B and such a third party to complete the changes in mortgage registration as required by laws.

IV.
Party A shall still bear joint and several liability to Party B pursuant to this Contract if any transfer of claims or obligations under principal contracts fails to come into effect, becomes null and void, or is canceled or rescinded.

Article 5	Possession and Custody of Collaterals

I.
Party A shall possess, keep, repair and maintain the Collaterals in a proper manner, reasonably use the same and keep the same in good conditions; meanwhile, it shall pay for all applicable taxes in relation to the Collaterals. Party B shall be entitled to inspect the Collaterals, and to request Party A to submit the originals of title certificates of Collaterals to Party B for keeping.

II.
If Party A entrusts a third party to possess, keep and use the Collaterals, or agrees on doing so by a third party, it shall inform such third party of the mortgages on such Collaterals in favor of Party B, and request such third party to keep the Collaterals in good conditions, to allow Party B to inspect the Collaterals, and not to prevent Party B from realizing the mortgages. Meanwhile, Party A shall not be released from its obligations as specified in the preceding paragraph, and shall be liable for acts of such third party simultaneously.

III.
Party A shall be liable for injury or damage to properties caused by the Collaterals, if any. And Party B shall be entitled to make recourse against Party A if it suffers claims or makes an advance for damages due to any such injury or damage.

Article 6	Insurance for Collaterals

I.
Unless otherwise agreed by the parties, Party A shall insure the Collaterals according to applicable laws and types of insurance, insurance period and insured amount as designated by Party B. The insurer shall have legal qualifications and good reputations as required.

II.
The policies shall conform to Party B's requirements without any attached restrictive conditions that may damage Party B's benefits. In particular, the policies shall be noted as follows: Party B shall be the preferred beneficiary (the first beneficiary) of the insurance proceeds; any modification to the policies can only be made upon prior written consents of Party B; the insurer shall directly pay insurance proceeds to the account designated by Party B upon occurrence of insured accidents. Appropriate remarks or modifications shall be made on the policies if the Collaterals have been insured but the above contents are not marked on the policies.

III.
Party A shall ensure consecutive and effective insurances on the Collaterals. It is not allowed to cease, cancel or invalidate the insurances for any reasons, or procure the insurer to be reduced or released from indemnification, or modify the policies without prior consents of Party B. If the claims guaranteed by Party A are not paid in full after the insurance period is expired, Party A shall renew the insurance and the insurance period shall be extended accordingly.

IV.
Party A shall submit originals of policies of the Collaterals to Party B within five business days from the date of conclusion of this Contract (or the date of renewal of insurance if the Collaterals are renewed for insurance), and leave documents in relation to insurance claims and necessary to transfer of insurance benefits at Party B.

V.	Party B shall be entitled to dispose insurance proceeds from the Collaterals as follows, and Party A shall assist to complete all applicable formalities:
(I)	To apply such proceeds to repair the Collaterals for recovering values of the same upon prior consents of Party B;
(II)	To apply such proceeds to pay principals, interest accruals thereon and relevant fees under the principal contracts, or to do so in advance;
(III)	To create pledge guarantee for obligations under the principal contracts;
(IV)	To be disposed by Party A at its own discretions provided that Party A provides new guarantees conforming to Party B's requirements.

Article 7	Limitations on Disposal of Collaterals by Party A

I.
Without prior written consents of Party B, Party A shall not dispose the Collaterals in any way, including but not limited to any waiver, lease (including renewed lease upon expiry of original lease contract), gift, transfer, contribution, repeated guarantees, assignment, changes for public benefits, additions to other objects, or restructuring and/or division.

II.
Upon prior written consents of Party B, Party A shall deposit the proceeds from disposal of the Collaterals or other money into the account as designated by Party B. Party B shall be entitled to dispose such proceeds or money through any of the methods as specified in (II) to (IV) of Paragraph V of Article 6, for which Party A shall assist to complete applicable formalities.

Article 8	Encumbrance by A Third Party

I.
If the Collaterals are levied, requisitioned, removed, forfeited, withdrawn without any compensation, by the State, or if they are sealed, frozen, seized, monitored, created a lien, sold by auction, possessed in force, damaged or otherwise disposed by a third party, Party A shall promptly inform Party B, as well as take precautious, elimination or recovery remedial measures for preventing losses from being expanded. If required by Party B, Party A shall provide new guarantees conforming to Party B's requirements.

II.
Upon occurrence of the circumstances as provided in the preceding paragraph, the remaining values of the Collaterals shall be applied to guarantee Party B's claims. Party A shall deposit damages or compensations obtained due to the above reasons into the account as designated by Party B. Party B shall be entitled to dispose such damages or compensations through any of the methods as specified in (I) to (IV) of Paragraph V of Article 6, for which Party A shall assist to complete applicable formalities.

Article 9	Realization of Mortgage

I.
Party B shall be entitled to dispose the Collaterals if the debtor fails to perform its due obligations under the principal contracts or such obligations as declared to become due earlier, or if it breaches other provisions of the principal contracts.

II.
The values of the Collaterals as recorded on the Collaterals List or as otherwise agreed by the parties (“Interim Values”) shall not mean final values of the Collaterals, and their final values shall be the net price from disposal of the Collaterals by Party B after all applicable taxes are deducted.

If the Collaterals are applied to offset Party B's claims, the above Interim Values shall not be deemed as the grounds for offsetting Party B's claims by the Collaterals, and values of the Collaterals shall be determined through negotiation by the parties or fair evaluation to be conducted according to law for the time being.

III.
Proceeds from disposal of the Collaterals by Party B shall be applied to pay off obligations under the principal contracts, and the remaining shall be refunded to Party A after the expenses or fees (including but not limited to custody fees, appraisal fees, auction fees, transfer fees, taxes, considerations for grant of state-owned land use right) arising out of sale or auction of the Collaterals are paid.

IV.
If Party A and the debtor is the same person, Party B may apply for enforcement against Party A's properties beyond the Collaterals, which is not conditional upon waiver of the mortgages hereunder or prior disposal of the Collaterals.

V.	Party B shall not create any encumbrance (including action or non-action) against realization of mortgages by Party B in any way.
VI.
Party A's guarantee liability hereunder shall not be reduced or released, and Party A shall not have any objection if Party B directly requests Party A to bear the guarantee liability pursuant to this Contract, irrespective of other guarantees (including but not limited to warranty, mortgage, charge, letter of guarantee, standby L/C) created in favor of Party B's claims under the principal contracts, or of the time of creation of or validity of the above guarantees, or of claims against other guarantors by Party B, or of agreeing to bear the whole or part of obligations under principal contracts by a third party, or of other guarantees granted by the debtor.

VII.
If the maximum guarantee hereunder is less than the balance of the actual claims under the principal contracts, and if the claims under principal contracts are not satisfied in full after Party A performs its guarantee liability, Party A shall undertake not to damage Party B's benefits in any way if it claims (and/or pre-exercises) subrogation or pay-off rights against the debtor or other guarantors. Meanwhile, Party A agrees that the pay-off of obligations under the principal contracts is prior to its subrogation or pay-off rights.

As specifically, before Party B's claims are not satisfied in full,
(I)
Party A agrees not to claim its subrogation or pay-off rights against the debtor or other guarantors; if Party A realizes such rights for any reasons, the proceeds generated from realization of such rights shall be applied to satisfy unpaid claims of Party B with priority;

(II)
If collaterals are given for securing the obligations under the principal contracts, Party A agrees not to exercise its subrogation or bring claims against such collaterals or proceeds from disposal of the same for any reasons. Such collaterals and proceeds shall be applied to satisfy unpaid claims of Party B with priority;

(III)
If the debtor or other guarantors grant counter guarantees in favor of Party A, the proceeds gained by Party A from such counter guarantees shall be applied to satisfy unpaid claims of Party B with priority.

VIII.
If principal contracts are not concluded, do not come into effect, become null and void in whole or part, or are canceled or rescinded, and if Party A and the debtor are not the same person, Party A shall, to the extent of guarantee scope as specified hereunder, bear joint and several liability together with the debtor for the obligations arising out of the return of properties by or the indemnification of losses by the debtor.

IX.
Party A has fully recognized risks from exchange rates. If interest accruals, penalties and compound interests payable by the debtor are increased after Party B adjusts the rates, the interest bearing or settlement methods pursuant to principal contracts or based on changes of national rate policies, Party A shall bear joint and several liability for the extra part as well.

X.
If the debtor, in addition to the obligations under the principal contracts, bears other due obligations to Party B, Party B shall be entitled to apply the debtor's funds in RMB or other currencies under its accounts opened with China Construction Bank to satisfy any obligations due to Party B in the first instance, and whereby Party A's guarantee liability shall not be reduced or released.

Article 10	Breaching Liability

I.	Breaching Liability of Party A
(I)	If Party A breaches any provision hereof, or if any of its representations or warranties is false, wrong or misunderstanding, Party B shall be entitled to take one or more of the following measures:
i.	Request Party A to correct its breaches within the given time limit;
ii.	Request Party A to provide new guarantees;
iii.	Request Party A to indemnify losses;
iv.	Dispose the Collaterals;
v.	Take other remedial measures as permitted by laws.
II.
Party B shall be entitled to dispose proceeds from the disposal of the Collaterals through any of the methods as specified in (II) to (IV) of Paragraph V of Article 6, for which Party A shall assist to complete applicable formalities.

III.
Party B shall be entitled to request Party A to bear the joint and several liabilities within the mortgages as specified in this Contract with the debtor if the mortgages are not created or values of the Collaterals are reduced or Party B fails to realize the mortgages in full or in a timely manner for Party A's reasons, and if Party A and the debtor are not the same person.

IV.	Breaching Liability of Party B
If title certificates of the Collaterals delivered by Party A are lost due to default of Party B, or if Party B fails to return such certificates in a timely manner after the obligations under the principal contracts are paid, or if Party B fails to assist to cancel mortgage registration according to law as requested by Party A, Party A shall be entitled to take one or more of the following measures:
(I)	Request Party B to bear fees for re-obtaining title certificates of the Collaterals;
(II)	Request Party B to return title certificates of the Collaterals within the given time limit, or assist Party A to cancel the mortgage registration.

Article 11	Miscellaneous

I.	Bearing of Fees
Unless otherwise as agreed by the parties, all fees (including but not limited to such fees arising out of possession, management, disposal, registration, public notary, insurance, transport, storage, custody, appraisal, repairs, maintenance, auction and transfer) in relation to this Contract and the Collaterals hereunder shall be borne by Party A.

II.	Drawing of Payables
As for all the payables by Party A under this Contract, Party B shall be entitled to draw corresponding money in RMB or other currencies from Party A's accounts opened with China Construction Bank without any further prior notice to Party A. If foreign exchange settlement or purchase-and-sale of foreign exchanges is required, Party A shall be obligated to assist Party B to complete the same at the exchange rate risks of Party A.

III.	Use of Party A's Information
Party A accepts and acknowledges that (i) Party B may search Party A's credit standing information in the credit database established upon approval of People's Bank of China and the competent credit standing departments or via relevant entities or departments, and (ii) Party B may provide Party A's credit standing information to such credit database established upon approval of People's Bank of China and the competent credit standing departments. Meanwhile, Party A agrees that Party B may reasonably use and disclose Party A's information as well based on its business.

IV.	Collection by Announcement
In the event of any breach by Party A, Party B shall be entitled to report any such breach to relevant departments or entities, or to announce the collection via news medias.

V.	Validity of Evidences of Party B's Records
Save for reliable and determinable contrary evidences, Party B's internal accounting records on principals, interest accruals, expenses and repayment, its documents and vouchers produced or remained by Party B in the business of drawing, repayment and payment of interest accruals by the debtor, and its records and vouchers on collection of loans by it, shall constitute definite evidences for claims under the principal contracts. And Party A shall not have any objection only based on the facts that the above records, documents and vouchers are produced or remained by Party B unilaterally.
VI.	Reservation of Rights
Party B's rights under this Contract shall be without any prejudice to any of its other rights as provided in laws, regulations and other contracts. Any tolerance, grace, favor to any breach, delay, or any extension for exercise of rights hereunder shall not be deemed to waive any rights or benefits hereunder, nor to acknowledge or accept any breach of this Contract, nor affect, prevent or hinder any further exercise of such rights or exercise of any other rights, nor cause Party B to bear obligations or liabilities to Party A.

Even if Party B fails to exercise or delays in exercising any rights under principal contracts or fails to exhaust any remedies under principal contracts, Party A's guarantee liability hereunder shall not be reduced or released. However, Party A's guarantee liability hereunder shall be reduced or released accordingly if Party B reduces or releases the obligations under principal contracts.
VII.
Party B shall be well notified promptly if Party A is divided or dissolved, or goes into bankruptcy proceedings, or its registration is withdrawn or cancelled, or its business license is cancelled, or the Collaterals are destroyed, lost, damaged or apart from Party A's control due to natural factors or a third party's acts, or ownership of the Collaterals is under dispute or the title certificates (certifications) are cancelled.

VIII.	Dissolution or Bankruptcy of Debtor
If Party A becomes aware of dissolution or bankruptcy proceedings against the debtor, it shall promptly inform Party B to report is claims. Meanwhile, it shall take part in such dissolution or bankruptcy proceedings in a timely manner for pre-exercising its recourse rights. If Party A becomes aware of, or should have become aware of, such dissolution or bankruptcy proceedings, but if it fails to pre-exercise its recourse rights in a timely manner, it shall bear losses caused to it arising therefrom.

Notwithstanding the provision of the second paragraph of VI of this Article, if Party B and the debtor enter into an arrangement or agree on restructuring plans in the bankruptcy proceedings against the debtor, Party B's rights hereunder shall not be damaged by virtue of any such arrangement or restructuring plans, and whereby Party A's guarantee liability hereunder shall not be reduced or released. Party A shall not defense against Party B's claims based on any such arrangement or restructuring plans. Party B shall have the right to request Party A to pay off the claims that have been compromised by Party B in any such arrangement or restructuring plans, but not paid by the debtor.
IX.	Dissolution or Bankruptcy of Party A
If Party A is dissolved or becomes bankrupt, Party B shall be entitled to take part in dissolution or bankruptcy proceedings against Party A, and to report its claims, even if Party B's claims under the principal contracts do not become due.

X.
Party A shall send a timely written notice to Party B specifying any change of its mailing address or contact methods, and shall bear losses arising out of its failure to send such notice in a timely manner.

XI.
If Party A or the debtor fails to comply with laws, regulations or rules concerning environmental protection, energy savings or emission reduction, pollution reduction, or may meet energy consumption or pollution risks, Party B shall be entitled to perform its guarantees hereunder in advance, and to take other remedial measures as provided in this Contract or laws.

XII.	Effectiveness
This Contract comes into effect after it is signed, or affixed with common seal, by Party A's legal representative (responsible officer) or authorized agent, and signed, or affixed with common seal, by Party B's responsible officer or authorized agent.

Article 12	Collaterals List
Please refer to Article 19 hereof.

Article 13	Representations and Warranties by Party A
I.	Party A has clearly known and understood the scope of business, and authorized powers, of Party B.
II.
Party A has already read this Contract and all terms of principal contracts. Meanwhile, Party B has made interpretation for certain terms of this Contract and principal contracts at the request of Party A. And Party A has fully known and understood the meanings of, and legal consequences that may arise from, the terms of this Contract and principal contracts.

III.
Party A is eligible to act as a guarantor, and its guarantees hereunder conform to laws, administrative regulations, rules, and its articles of association or internal organization documents. Meanwhile, its guarantees hereunder have been approved by its internal authoritative organizations and/or authoritative authorities of the State. Party A shall be liable for all liabilities arising out of unauthorized execution of this Contract by it, including but not limited to full indemnifications for losses caused to Party B.

IV.
Party A confirms that it has fully known and understood assets, obligations, operation, credit and reputation of the debtor, and eligibility and authorities of the debtor to sign the principal contracts, and all contents contained in principal contracts.

V.
Party A owns and has the right to dispose the Collaterals according to law. The Collaterals are not the public facilities, which are not allowed to be circulated or transferred; and no dispute on the ownership of the Collaterals exists.

VI.	The Collaterals are not co-owned, or the mortgages hereunder have been agreed on by other co-owners in writing if the Collaterals are co-owned.
VII.
The Collaterals are free of any defect or encumbrance that has not been notified to Party B in writing, including but without limitation as follows: the Collaterals are limited for circulation, sealed, seized, monitored, leased or created a lien; or the acquisition prices, repair and maintenance fees, construction prices, national taxes, considerations for the grant of land use right, damages, of and arising out of the Collaterals are owed in arrears; or any guarantees are created on the Collaterals in favor of a third party.

VIII.	All data and information provided to Party B by Party A in relation to the Collaterals is true, lawful, accurate and complete.
IX.	The grant of the mortgages by Party A shall not damage legal benefits of any third party, nor go against legal and agreed obligations of Party A.

Special Terms and Conditions

This Maximum Mortgage Contract is numbered as “2009 Jian Quan Shi Gao Di Zi, No. 28”.

Article 14	Particulars of Contractors

Mortgagor (Party A): Shishi Feiying Plastic Co., Ltd.
Residence: Longshan Development Area, Hanjiang Town, Shishi City
Zip Code: 362700
Legal Representative (Responsible Officer): Wu Licong
Fax: 88682828
Tel: 88681828

Creditor (Party B): China Construction Bank Shishi Branch
Residence: No. 1865, 87 Road, Shishi City
Zip Code: 362700
Responsible Officer: Chen Yixin
Fax: 0595-88595137
Tel: 0595-88595195

Whereas, Party B and the Debtor will sign and/or have signed RMB borrowing contracts, foreign exchange borrowing contracts, bank acceptance agreements, L/C opening contracts, L/G issuance agreements and/or other legal documents for consecutive credit business under (I), (II), (III) and (V) below in favor of Shishi Feiying Plastic Co., Ltd. (“Debtor”) from December 02, 2009 to December 02, 2011 (“Period for Determining Claims”). The above contracts, agreements and/or other legal documents signed in the Period for Determining Claims shall be collectively referred as “Principal Contracts”.
(I)	Issue loans in RMB/foreign exchanges;
(II)	Accept commercial drafts;
(III)	Open L/C;
(IV)	Issue L/G;
(V)	Other credit business: domestic factoring, trade financing facility.

Party A is willing to grant the Maximum Mortgage for all of the Debtor's obligations under the Principal Contracts. This Contract is entered into by Party A and Party B in accordance with applicable laws, regulations and rules through negotiation for common compliance.

Article 15	Provisions for II of Article 2
The maximum amount under the Maximum Mortgage hereunder shall be RMB Thirty-five Million (in words) only. If Party A has performed its guarantee obligations pursuant to this Contract, such maximum amount shall be reduced accordingly based on the amount paid.

Article 16	Other Provisions
i.	Not Applicable

Article 17	Dispute Resolutions
Any dispute arising out of performance of this Contract may be resolved through negotiation by the parties; if not reached, any such dispute shall be resolved subject to the method as specified in i below. During the lawsuit or arbitration, the terms not involved in the dispute shall be continued to be performed.
(I)	To be judged and resolved by the People's Court at the location of Party B;
(II)	To be arbitrated by arbitration commission in in accordance with its rules in force and effect at the time of applying for arbitration; the awards shall be final and binding upon the parties.

Article 18	This Contract is made in three counterparts.

Article 19	Provisions for Article 12

The Collaterals List under this Contract is as follows:

Collaterals List
Name of Collaterals	Numbers of Title Certificates and Other relevant Certificates	Location	Areas or Quantity	Values of Collaterals (RMB 10 Thousand)	Mortgaged Amount for Other Claims (RMB 10 Thousand)	Remarks
Properties	Property Title Certificates numbered as Shi Jian Fang Quan Zheng Han Zi No. 00103, 00104, 00105 and 00106; Land Certificate Number of State-owned Land Use Right Certificate: Shi Han Guo Yong (2005) No. 0046	Building A, B, C and D on Land Parcel A of Jiulongshan Development Zone, Hongjue Village, Hanjiang Town, Shishi City	Land areas: 32,203.27 m2; building areas: 21,283.76 m2	4021.70	0	Blank

Party A (common seal): Shishi Feiying Plastic Co., Ltd.	Party B (common seal): China Construction Bank Shishi Branch

Signed by Legal Representative: Wu Licong	Signed by Responsible Officer:

December 02, 2009	December 02, 2009